Exhibit 23

SHATSWELL, MacLEOD & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Community Bancorp. on Form S-3 (No. 333-127024) and Form S-8 (No. 333-133631) of our report dated  January 26, 2007 relating to the financial statements of LyndonBank which appears in this Current Report of Community Bancorp. on Form 8-K/A.

/s/ Shatswell, MacLeod & Company, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 18, 2008